UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cellectar Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3321804
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3301 Agriculture Drive, Madison, Wisconsin	53716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A-2016 Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-208638 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Cellectar Biosciences, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-208638), initially filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2015, as subsequently amended (the “Registration Statement”), and in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, which prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement are incorporated by reference herein:

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 11, 2011)
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2014)
3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 19, 2015)
3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 4, 2016)
3.5	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2011)
4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on April 14, 2016)
4.2	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on April 14, 2016)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CELLECTAR BIOSCIENCES, INC.
Date: April 18, 2016
	By:	/s/ James Caruso
James Caruso
Chief Executive Officer and President

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